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                                                                   EXHIBIT 10.16


[IBM LOGO]

                                                                       Pervasive
Computing Division
                                                        Route 100, P. O. Box 100
                                                          Somers, New York 10589


March 12, 1999


David MacSmith
CEO & Managing Director
Card Application Technologies
Level 5 Cabcharge House
152-162 Riley Street
East Sidney, New South Wales 2010


Dear David:

IBM recognizes the need to accelerate the loyalty business market creation. In support of this goal, IBM has created the attached Marketing Support Plan (MSP) under our Software Remarketing Agreement, to help promote the initial market acceptance of the CAT Loyalty solution product.

The attached MSP cannot be modified except by a writing signed by an authorized representative of IBM that specifically amends this letter.

We look forward to working with your team.



Sincerely


/s/ MARK F. BREGMAN
--------------------------------
Mark F. Bregman
General Manager
IBM Pervasive Computing Division


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MARKETING SUPPORT PLAN

THIS IS THE MARKETING SUPPORT PLAN (MSP) REFERRED TO UNDER SECTION 5.1 OF THE SOFTWARE REMARKETING AGREEMENT BETWEEN IBM AND CAT # T98066 (AGREEMENT).

1.  MARKETING ACTIVITIES

IBM will, at a minimum, undertake the following marketing activities:

- Feature CAT at CTST 99, by giving CAT representation in pre exhibition invitations distributed by IBM, positioning of a CAT pedestral in the IBM booth, and providing a dedicated meeting room during the conference for CAT to use

- Work to enhance CAT presence in IBM marketing collateral by placing CAT on the IBM Global Smart Card Solutions Web home page for loyalty, ticketing and multi-application solutions and creating appropriate links, provided CAT agrees to the associated terms

[X] Education and training of IBM banking and retail ISU sales teams, as appropriate

[X] Reference selling, upon successful completion of the first project in North America, as appropriate

[X] CAT and Product participation and demonstration on IBM stands at exhibitions where the Product is applicable in IBM's judgment

[X] A series (4 at least) of roadshows in select cities chosen by IBM with presentation to potential customers identified by IBM and CAT

Upon implementation of the first project in the Territory, IBM will

- Feature the CAT solution as an IBM eBusiness success story in a marketing brochure or other sales collateral

- Create briefing documents, marketing brochures, and/or sales collateral featuring CAT as an IBM eBusiness solution and post such material on an e-business reference site on the Web chosen by IBM

- IBM will fund a two week trip to Raleigh, North Carolina (in accordance with IBM's normal expense reimbursement guidelines) for one CAT technical staff member to complete an "internship" with IBM store system developers, the objective of which would be to have CAT develop their own integration to our IBM 4690 POS General Sales Application, subject to CAT's acceptance of the associated terms for performing such work at an IBM site.

2.  MARKETING EXPENSE FUNDING

IBM will re-imburse CAT for documented, out-of-pocket expenses incurred in directly supporting IBM in North America up to a maximum of [*], in increments of up to [*] per quarter for the first 4 quarters of the Agreement. You agree to obtain IBM's written approval prior to incurring any such expenses. IBM may advance CAT the sum of [*] per quarter to cover these expenses. Although expense forecasts will be reviewed each quarter and therefore this funding cannot be guaranteed, IBM currently expects to maintain this level of funding for the first four quarters of the Agreement. Funding for future years, if any, will be determined by IBM during the annual plan review.

This Market Expense Funding relates to re-imbursing CAT for selected, documented direct marketing costs that specifically relate to the support of IBM. Any sums that are advanced by IBM to CAT and are not used by CAT for eligible direct marketing costs authorized by IBM must be refunded to IBM. For example, the direct cost of running advertising with IBM's name included (if authorized by IBM), CAT organized promotions where IBM appears, CAT's costs of the roadshows four times a year, could be re-imbursed from these funds if authorized by IBM in advance and properly documented by CAT. If the Agreement is terminated prior to its expiration, no further Market Expense Funding will be re-imbursed to CAT, and any funds advanced by IBM and not used for authorized expenses as of the date of termination must be promptly refunded to IBM by CAT.

Each party shall bear its own costs in connection with this MSP and the Agreement, except as otherwise specifically authorized in writing.


An * indicates that information has been redacted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.